EXHIBIT NO. 11

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                 Statement re Computation of Per Share Earnings



                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

                   ($ in thousands, except per share amounts)


                                                                         For the Year Ended
                                                                             December 31,
                                                                --------------------------------------
                                                                1996             1995             1994
                                                                ----             ----             ----

Income before extraordinary items ....................   $       50,034    $       44,632    $       38,282

Extraordinary items ..................................           (1,602)           (2,123)           (1,587)
                                                         --------------    --------------    --------------

Net income ...........................................   $       48,432    $       42,509    $       36,695
                                                         ==============    ==============    ==============

Weighted average common shares outstanding:
     Primary .........................................       50,647,000        50,242,000        49,787,000
                                                         ==============    ==============    ==============

     Fully diluted ...................................       51,842,000        51,642,000        50,843,000
                                                         ==============    ==============    ==============

Earnings per common share outstanding - primary:
     Income before extraordinary items ...............   $         0.99    $         0.89    $         0.77
     Extraordinary items .............................            (0.03)            (0.04)            (0.03)
                                                         --------------    --------------    --------------

         Net income ..................................   $         0.96    $         0.85    $         0.74
                                                         ==============    ==============    ==============

Earnings per common share outstanding - fully diluted:
     Income before extraordinary items ...............   $         0.96    $         0.86    $         0.75
     Extraordinary items .............................            (0.03)            (0.04)            (0.03)
                                                         --------------    --------------    --------------

         Net income ..................................   $         0.93    $         0.82    $         0.72
                                                         ==============    ==============    ==============
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